SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                               FORM 8-K

                           CURRENT REPORT
               FILED PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934

                            Date of Report
           (Date of Earliest Event Reported):   May 14, 1996
                   COMMISSION FILE NO.   0-4988


                         AEROSONIC CORPORATION
         -----------------------------------------------------
         (Exact name of registrant as specified in its charter)


                  Delaware                          74-1668471
         -------------------------------          -------------
         (State or other jurisdiction of        (I.R.S. Employer
          incorporation or organization)         Identification No.)


         1212 No. Hercules Avenue, Clearwater, Florida     34625
         ---------------------------------------------   ---------
         (Address of principal executive offices)        (Zip Code)

                            (813) 461-3000
         ---------------------------------------------------------
            (Registrants telephone number, including Area Code)

Item 5. Other Event

As previously announced, on April 24, 1996, The Court of Appeals for the Federal Circuit had rendered an opinion in the patent infringement lawsuit brought by Sensonics, Inc. The court decision awarded Sensonics additional monetary damages for the patent infringement as well as prejudgement interest and court
costs.   The court also remanded the case to United District
Court for the Middle District of Florida (Tampa) for a determination of whether attorney fees should be assessed against Aerosonic.


As a result, for the year ended January 31, 1996, the Company has recorded an additional $960,000 which increases the total provision for settlement of patent litigation to $1,775,000.
This additional provision increases previously reported net loss from $1,192,000, or $.31 per share, to $1,886,000, or $.50 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned therento duly authorized.



                                AEROSONIC CORPORATION
                                       (Registrant)



          Date:   May 14, 1996
                                                       /s/ William C. Parker
                                                       ---------------------
                                                       William C. Parker
                                                       Executive Vice President